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                                                                     EXHIBIT 5.2



                                                                GREGG P. BARNARD
                                           E-MAIL: gbarnard@woodburnandwedge.com
                                                     DIRECT DIAL: (775) 688-3025



                                  July 13, 2006


Sierra Pacific Resources
6100 Neil Road
P.O. Box 10100
Reno, Nevada 89520


Ladies and Gentlemen:

     We have acted as special Nevada counsel to Sierra Pacific Resources, a Nevada corporation (the "COMPANY"), in connection with the filing of the Company's Registration Statement on Form S-3, as filed under the Securities Act of 1933 (the "SECURITIES ACT") on July 13, 2006 (the "REGISTRATION STATEMENT") relating to the registration of a presently indeterminate aggregate principal amount of debt securities as described in the Registration Statement (the "DEBT SECURITIES") and a presently indeterminate aggregate amount of the Company's Common Stock as described in the Registration Statement (the "COMMON STOCK"). The Debt Securities may be issued from time to time pursuant to an indenture between the Company and The Bank of New York, as Trustee (the "TRUSTEE"), as supplemented from time to time (as so supplemented, the "INDENTURE") and an officer's certificate or supplemental indenture dated May 1, 2000, as described in the Indenture, establishing the form and terms of the Debt Securities. The Common Stock may be issued from time to time as described in the Registration Statement.

     We have reviewed the Registration Statement and originals or copies of documents, corporate records and other writings that we consider relevant for the purposes of this opinion. In such examination and review, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

     Based on the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we advise you as follows:

     1. The Company is a corporation duly organized and legally existing under the laws of the State of Nevada.


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Sierra Pacific Resources
July 13, 2006
Page 2

     2. The Debt Securities will be validly issued and constitute the legal, valid and binding obligations of the Company, to the extent that Nevada law governs such issues, when:

     (a) the Debt Securities are specifically authorized for issuance by action, resolutions or consent duly adopted by the Board of Directors and, to the extent required, the stockholders of the Company ("AUTHORIZING RESOLUTIONS") approving the pricing, terms and conditions of the issuance and sale of the new Debt Securities;

     (b) the Debt Securities are issued and delivered in accordance with (i) the provisions of the Indenture, including delivery of an officer's certificate or supplemental indenture, the due authentication of the Debt Securities by the Trustee and the execution and delivery by the Company and the Trustee of all requisite documentation pursuant to the Indenture, (ii) the Company's Restated Articles of Incorporation and Bylaws, (iii) the Authorizing Resolutions, and (iv) the Registration Statement;

     (c) compliance with the Securities Act and the Trust Indenture Act of 1939, as amended, and action of the Securities and Exchange Commission permitting the Registration Statement to become effective; and

     (d) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

     3. The Common Stock will be validly issued, fully paid and nonassessable, when:

     (a) such Common Stock is specifically authorized for issuance and sale by Authorizing Resolutions approving the pricing, adequacy of consideration and the rights, preferences, privileges, restrictions, terms and conditions thereof;

     (b) the terms of the offer, issuance and sale of shares of Common Stock have been duly established in conformity with the Company's Restated Articles of Incorporation, Bylaws, the Authorizing Resolutions and as authorized by the approval of the stockholders of the Company, if such approval is so required;

     (c) compliance with the Securities Act and action of the Securities and Exchange Commission permitting the Registration Statement to become effective; and

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Sierra Pacific Resources
July 13, 2006
Page 3


     (d) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

     Our advice set forth in paragraphs 2 and 3 is subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.

     We offer no advice and express no opinion as to any provision contained in or otherwise made a part of the securities described herein (i) providing for rights of indemnity or contribution, (ii) purporting to waive (or having the effect of waiving) any rights under the Constitution or laws of the United States of America or any state, (iii) providing for, or having the effect of, releasing any person prospectively from liability for its own wrongful or negligent acts, or breach of such documents and instruments, (iv) specifying the jurisdiction the laws of which shall be applicable thereto or specifying or limiting the jurisdictions before the courts of which cases relating to the securities may be brought, (v) restricting access to legal or equitable remedies, (vi) providing that the failure to exercise any right, remedy or option under the securities shall not operate as a waiver thereof, (vii) to the effect that amendments, waivers and modifications to the securities may only be made in writing, (viii) purporting to establish any evidentiary standard, (ix) granting any power of attorney, (x) purporting to waive or otherwise affect any right to receive notice, or (xi) purporting to restrict competition. We offer no opinion as to any security into which any Debt Securities may be convertible.

     The foregoing opinion is limited to the matters expressly set forth herein and no opinion may be implied or inferred beyond the matters expressly stated. We disclaim any obligation to update this letter for events occurring after the date of this letter, or as a result of knowledge acquired by us after that date, including changes in any of the statutory or decisional law after the date of this letter. We are members of the bar of the State of Nevada. We express no opinion as to the effect and application of any United States federal law, rule or regulation or any federal or state securities laws of any state, including the State of Nevada. We are not opining on, and assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of the laws of any other jurisdiction, other than the laws of Nevada as presently in effect.

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Sierra Pacific Resources
July 13, 2006
Page 4



     We hereby consent:

     1. To being named in the Registration Statement and in any amendments thereto as counsel for the Company;

     2. To the statements with reference to our firm made in the Registration Statement of the Company on Form S-3; and

     3. To the filing of this opinion as an exhibit to the Registration
Statement.

     In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion is rendered only to you and is solely for your benefit in connection with the transaction covered hereby; provided, that the law firm of Choate, Hall & Stewart LLP may rely on this opinion in connection with the opinion to be rendered by them in connection with the Registration Statement.


                                               Sincerely yours,

                                               WOODBURN and WEDGE


                                                By: /s/ Gregg P. Barnard
                                                   -----------------------------
                                                      Gregg P. Barnard